QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2003

ANDREW CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-14617	36-2092797
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10500 W. 153rd Street, Orland Park, Illinois 60462
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (708) 349-3300

None

(Former name or former address, if changed since last report.)

Item 5. Other Events

        On April 3, 2003, Andrew Corporation and Lucent Technologies Inc. entered into a supply agreement that replaces the existing supply agreement between the parties. A copy of this supply agreement is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(c)	Exhibits.
99.1*	Supply Agreement dated April 3, 2003, between Andrew Corporation and Lucent Technologies Inc.

*	Portions of this exhibit have been omitted pending the Commission's review of the request for confidential treatment.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANDREW CORPORATION
Date: April 9, 2003	By:	/s/ RALPH E. FAISON Ralph E. Faison President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Supply Agreement dated April 3, 2003, between Andrew Corporation and Lucent Technologies Inc.

QuickLinks

SIGNATURE
EXHIBIT INDEX